As filed with the Securities and Exchange Commission on April 9, 2018

Registration No. 333-212304

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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S&P GLOBAL INC.

(Exact Name of Registrant as Specified in Its Charter)

New York		13-1026995
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
55 Water Street, New York, NY 10041 (212) 438-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________

Edward Haran Senior Vice President, Treasurer 55 Water Street New York, New York 10041 (212) 438-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

____________________

Copy to:
Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

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Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

ADDITIONAL REGISTRANT

Exact Name of Registrant as Specified in Its Charter	Address, Including Zip Code, and Telephone Number, Including Area Code	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Standard & Poor’s Financial Services LLC	c/o S&P Global Inc. 55 Water Street New York, New York 10041 (212) 438-1000	Delaware	7320	26-3740348

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (File No. 333-212304) originally filed by the registrants with the Securities and Exchange Commission on June 29, 2016 and declared effective by the Commission on July 8, 2016, registering common stock, preferred stock, debt securities, warrants, purchase contracts, units and guarantees of debt securities for sale from time to time. The proposed maximum aggregate offering price for the securities was $1,200,000,000. No securities were offered or sold pursuant to the Registration Statement.

The registrants are filing this Post-Effective Amendment No. 1 to deregister, as of the effectiveness of this post-effective amendment, all securities under the Registration Statement.

The registrants intend to carry over the entire amount of the paid and unused registration fee associated with the Registration Statement, $120,840, to future filings pursuant to Rule 457(p).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this post-effective amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 2018.

S&P GLOBAL INC. STANDARD & POOR’S FINANCIAL SERVICES LLC

By:	/s/ Edward Haran
Name:	Edward Haran
Title:	Senior Vice President, Treasurer S&P Global Inc.

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933.